UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 14, 2007

JMAR Technologies, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-10515	68-0131180
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

10905 Technology Place, San Diego, California		92127
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(858) 946-6800

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On February 14, 2007, Dennis Valentine tendered his resignation as JMAR Technologies, Inc's. ("JMAR" or the "Company") Chief Financial Officer to engage in other interests and activities. His last day will be March 16, 2007. A search is underway to find his replacement. Dr. Neil Beer, JMAR's Chief Executive Officer, will cover CFO duties and responsibilities for the interim.

(e)(1) On February 16, 2007, the Compensation Committee of the Company's Board of Directors approved a bonus pool for the direct reports of the Chief Executive Officer of 230,000 shares of Common Stock of the Company issuable out of the Company's 2006 Equity Compensation Plan that was previously approved by the shareholders of the Company at the 2006 Annual Shareholders' Meeting. The amounts to be paid to these employees are based on certain milestone objectives to be achieved by March 31, 2007 as follows: Douglas Cheng, Vice President Operations (40,000 shares), Oscar Hemberg, General Manager of the Research Division (40,000 shares), John Ricardi, Vice President, Sensor Products Group (40,000 shares), Robert Selzer, Vice President Technology, Systems Division (50,000 shares) and Dennis Valentine, Chief Financial Officer (60,000 shares). In addition, the Committee approved an award to the Chief Executive Officer of a number of shares of Common Stock equal to (i) one third of the sum of the stock grants earned and awarded to the above employees, plus (ii) up to an additional 50,000 shares related to an additional performance objective.

(e)(2) In addition, to reduce the Company's overhead, with the Board of Director's concurrence, on February 21, 2007, Dr. Beer agreed to take a 50% salary reduction, effective with the next pay period.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JMAR Technologies, Inc.

February 21, 2007	By:	C. Neil Beer

Name: C. Neil Beer
Title: Chief Executive Officer